Exhibit 5.1

June 30, 2010

Intervest Bancshares Corporation

One Rockefeller Plaza (Suite 400)

New York, New York 10020-2002

Re:	Intervest Bancshares Corporation

Registration Statement of Form S-1

Gentlemen:

You have requested our opinion in connection with a Registration Statement on Form S-1 (the “Registration Statement”) filed by Intervest Bancshares Corporation (the “Company”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), in connection with the Company’s issuance and sale of shares of its Class A Common Stock, and additional shares of Class A Common Stock to cover over-allotments (collectively, the “Shares”). The sale of the Shares is to be pursuant to an underwriting agreement to be entered into with Sandler O’Neill & Partners, L.P. as underwriter (the “Underwriting Agreement”). Capitalized terms, unless otherwise defined herein, shall have the meanings set forth in the Registration Statement.

In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation of the Company as amended to date, the Bylaws of the Company, certificates of public officials and officers of the Company and such other documents and records as we have deemed necessary or appropriate for purposes of our opinion.

Based on the foregoing, and subject to the qualifications and assumptions referred to herein, we are of the opinion that the shares of Class A Common Stock being offered and sold by the Company pursuant to the Registration Statement, when issued by the Company pursuant to the Registration Statement and sold in accordance with the Underwriting Agreement, will be legally issued, fully paid and non-assessable shares of Class A Common Stock of the Company.

We have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the truth of all facts recited in all relevant documents.

The opinions set forth above are limited to the Delaware General Corporation Law and the laws of the state of New York and the federal laws of the United States.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours, Harris Beach PLLC

By:	/S/ THOMAS E. WILLETT
Thomas E. Willett, Member of the Firm

2